                                                                   EXHIBIT 23.6


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 18, 1996 included in Republic Industries, Inc.'s Form 8-K dated September 30, 1996 and Form 8-K dated November 25, 1996, and to all references to our Firm included in this registration statement.

/s/ Munson, Cronick & Associates

MUNSON, CRONICK & ASSOCIATES

Fullerton, California
December 10, 1996